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                                                                 EXHIBIT 3.1(AQ)

                            ARTICLES OF INCORPORATION

                                       of

                           COOL CARE CONSULTING, INC.


         THE UNDERSIGNED, acting as Incorporator of a corporation under the Florida General Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE
                                      NAME


         The name of this corporation is COOL CARE CONSULTING, INC.

                                   ARTICLE TWO
                                    DURATION


         The period of its duration is perpetual, and shall commence upon the execution of these Articles.

                                  ARTICLE THREE
                                     PURPOSE


         The purpose is to engage in any activities or business permitted under the laws of the United States and Florida.

                                  ARTICLE FOUR
                                  CAPITAL STOCK


         The corporation is authorized to issue 5000 shares, all of one class, at $1.00 par value.

                                  ARTICLE FIVE
                       INITIAL REGISTERED OFFICE AND AGENT


         The name and address of the initial registered agent and office of this corporation is as follows:

         8370 West Flagler Street, Suite 252, Miami, Florida 33144.

         The Registered Agent at such address is JERRY M. DALE.






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         I DO HEREBY accept the position of REGISTERED AGENT.



                                          /s/ Jerry M. Dale
                                          -------------------------------------
                                          JERRY M. DALE


                                   ARTICLE SIX
                           INITIAL BOARD OF DIRECTORS


         This corporation shall have ONE (1) director initially. The number or directors may be either increased or decreased from time to time by and amendment of the bylaws of the corporation in the manner provided by law, but shall never be less than one (1).

         The name and address of the initial director of this corporation is:

        NAME                                     ADDRESS

        JERRY M. DALE                            8370 West Flagler Street
                                                 Suite 252
                                                 Miami, Florida 33144

                                  ARTICLE SEVEN
                                  INCORPORATION


         The name and address of the Incorporator signing these Articles of Incorporation is:

        NAME                                     ADDRESS

        JERRY M. DALE                            8370 West Flagler Street
                                                 Suite 252
                                                 Miami, Florida  33l44

                                  ARTICLE EIGHT
                              AMENDMENT OF ARTICLES


         This corporation reserves the right to amend or appeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.


                                       2

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         IN WITNESS HEREOF, the undersigned Incorporator has executed these
Articles of Incorporation this 16 day of September, 1986.


                                          /s/ Jerry M. Dale
                                          -------------------------------------
                                          JERRY M. DALE






STATE OF FLORIDA

COUNTY OF DADE


         BEFORE ME, the undersigned authority, personally appeared JERRY M. DALE, to me known to be the person who executed the foregoing Articles of Incorporation in the capacities indicated, and who acknowledged to and before me that he executed such instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 16th day Sept., 1986.



                                          /s/
                                          -------------------------------------
                                          NOTARY PUBLIC AT LARGE



MY COMMISSION EXPIRES:


                                       3
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                              ARTICLES OF AMENDMENT

                                       OF

                           COOL CARE CONSULTING, INC.


To the Department of State
State of Florida

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby adopt the following Articles of Amendment.

         1. The name of the Corporation is Cool Care Consulting, Inc.

         2. Article One of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

                                      "NAME

                The name of this corporation is COOL CARE, INC."

         3. The date of the adoption of the aforesaid amendment was April 1, 1996.

         4. The number of votes cast for said amendment by the shareholder was sufficient for the approval thereof.

         Executed on the 4th day of April, 1996.


                                           COOL CARE CONSULTING, INC.



                                           /s/ Patricia A. McKay
                                           -------------------------------------
                                           By:  Patricia A. McKay
                                           Its:  Vice President